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                                                                 EXHIBIT (11)(a)

                          INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 69 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) on behalf of Eaton Vance California Municipals Fund, Eaton Vance Florida Municipals Fund, Eaton Vance Massachusetts Municipals Fund, Eaton Vance Mississippi Municipals Fund, Eaton Vance New York Municipals Fund, Eaton Vance Ohio Municipals Fund, Eaton Vance Rhode Island Municipals Fund, and Eaton Vance West Virginia Municipals Fund of our report dated November 1, 1996, relating to EV Marathon California Municipals Fund, EV Marathon Florida Municipals Fund, EV Marathon Massachusetts Municipals Fund, EV Marathon Mississippi Municipals Fund, EV Marathon New York Municipals Fund, EV Marathon Ohio Municipals Fund, EV Marathon Rhode Island Municipals Fund, and EV Marathon West Virginia Municipals Fund, and of our report dated November 1, 1996, relating to California Municipals Portfolio, Florida Municipals Portfolio, Massachusetts Municipals Portfolio, Mississippi Municipals Portfolio, New York Municipals Portfolio, Ohio Municipals Portfolio, Rhode Island Municipals Portfolio, and West Virginia Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended September 30, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Funds" Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                         DELOITTE & TOUCHE LLP

September 26, 1997
Boston, Massachusetts